Exhibit 99.1

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus VisionTech Reports 2021 Annual General Meeting Results

Vancouver, British Columbia--(October 18, 2021) - Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1) is pleased to announce the results of the 2021 Annual General Meeting (“AGM”). The AGM was held on October 15, 2021 in Vancouver, British Columbia. All resolutions put forward at the meeting were approved by shareholders. A total of 58,197,790 common shares, representing 64.01% of the votes attached to all outstanding shares as at the record date of the meeting, were represented at the AGM. The following individuals were elected, by ballot, as directors of the Company: Anton J. Drescher, Fabrice Helliker, Maurice Loverso, Rowland Perkins, Tom Perovic, and Ron Wages.

The detailed results of voting by ballot in respect of the election of directors were as follows:

Nominee	Votes FOR (#)	Votes FOR (%)	Votes Against or Withheld/Abstain (#)	Votes Against or Withheld/Abstain (#)
Election of Anton J. Drescher	51,441,365	(98.57%)	748,250	(1.43%)
Election of Fabrice Helliker	51,449,376	(98.58%)	740,239	(1.42%)
Election of Maurice Loverso	51,449,450	(98.60%)	730,165	(1.40%)
Election of Rowland Perkins	51,458,875	(98.60%)	730,740	(1.40%)
Election of Tom Perovic	51,683,147	(99,03%)	506,468	(0.97%)
Election of Ron Wages	51,445,130	(98.57%)	744,485	(1.43%)
Appointment of KWCO, PC as Auditor	58,322,937	(99.66%)	198,605	(0.24%)
Stock Option Plan	51,197,790	(98.10%)	991,825	(1.90%)

Note: Routine US broker-vote shares voted without beneficial owner instructions are only eligible to vote for the appointment of auditors. Accordingly, 6,331,927 common shares were represented by proxy, but not voted.

Oculus VisionTech Inc.	- 2 -	October 18,2021
News Release – Continued

By a resolution unanimously passed, KWCO, PC, Chartered Professional Accountants, were appointed as the auditors for the Company for the fiscal year ending December 31, 2021 and, in accordance with the Articles of the Company, the directors were authorized to fix the auditors remuneration.

By a resolution, the shareholders unanimously ratified and approved the continuation of the Company’s 2020 Stock Option Plan.

The detailed “Report of Voting Results” on all resolutions for the Company’s AGM is available under the Company’s profile on SEDAR, on the Company’s website.

About Oculus

Oculus, https://ovtz.com/, is a cyber security company that creates systems for document and multimedia protection to combat tampering and digital piracy. Utilizing proprietary technology originally created for embedding digital watermarking video-on-demand (VOD) systems, Oculus has created a Cloud-based document protection system based on embedded digital watermarking. The Company's systems, services and delivery solutions include document, still image and motion video digital watermark solutions and documents, photographs (still image) and video content protection. Headquartered in Vancouver, British Columbia, Canada, Oculus was founded by experts in image processing and is operated by an experienced management team.

Learn more about Oculus at  https://ovtz.com/ or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech)

About ComplyTrustTM

ComplyTrust Inc. https://complytrust.com/, a 100% wholly-owned subsidiary of Oculus VisionTech, is specifically focused on providing enterprise organizations and individuals with secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, ComplyTrust was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about ComplyTrust at https://complytrust.com/.

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: https://ovtz.com/

TSXV : https://money.tmx.com/en/quote/OVT/company#profile-section-company-spoke

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Oculus VisionTech Inc.	- 3 -	October 18,2021
News Release – Continued

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.